Exhibit 10.6

Execution Version

CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

This CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT (this “Convertible Note Subscription Agreement”) is entered into on November 28, 2022, by and among IRIS Acquisition Corp., a Delaware corporation ( “IRIS”), IRIS Parent Holding Corp., a Delaware corporation (the “Issuer” or “ParentCo”) and the undersigned subscriber (“Subscriber”).

WHEREAS, concurrently with the execution of this Subscription Agreement, IRIS, ParentCo, Liminatus Pharma, LLC, a Delaware limited liability company (“Liminatus”), Liminatus Pharma Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ParentCo (“Liminatus Merger Sub”), and SPAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ParentCo (“SPAC Merger Sub”) are entering into a Business Combination Agreement (as amended, modified, supplemented or waived from time to time, the “Transaction Agreement” and the transactions contemplated by the Transaction Agreement to be completed on and prior to the closing date thereof, collectively, the “Transaction”), pursuant to which, among other things, in the manner, and on the terms and subject to the conditions and exclusions set forth therein, effective as of the closing of the Transaction, (a) Liminatus Merger Sub will merge with and into Liminatus, with Liminatus surviving as a direct wholly-owned subsidiary of ParentCo (the “Company Merger”), and (b) simultaneously with the Company Merger, SPAC Merger Sub will merge with and into IRIS, with IRIS surviving the SPAC Merger as a direct wholly-owned subsidiary of ParentCo (the “SPAC Merger” and, together with the Company Merger, the “Mergers”).

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase convertible notes (the “Convertible Notes”) of and from the Issuer in the form set forth as Annex A attached hereto, which is incorporated in and made a part of this Convertible Note Subscription Agreement, in an aggregate principal amount as set forth on Subscriber’s signature page attached hereto, at 100% of such principal amount (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Convertible Notes in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer; and

WHEREAS, in order to induce the Subscriber to enter into this Convertible Note Subscription Agreement to invest funds in the Issuer pursuant to this agreement, the Issuer shall enter into a registration rights agreement (the “Registration Rights Agreement”) in the form set forth on Annex B attached hereto, which is incorporated in and made a part of this Convertible Note Subscription Agreement, to register shares of Common Stock issuable to the Subscriber upon conversion of the Convertible Notes (as provided below); NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1.         Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Convertible Notes in an aggregate principal amount as set forth on Subscriber’s signature page attached hereto (such subscription and issuance, the “Subscription”).

Section 2          Closing.

(a)            The consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the Closing Date, immediately prior to the consummation of the Transaction.

(b)            At least five (5) Business Days before the anticipated Closing Date, the Issuer shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Issuer. No later than two (2) Business Days prior to the anticipated Closing Date, Subscriber shall deliver the Purchase Price for the Convertible Notes by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, such funds to be held by the Issuer in escrow until the Closing, and deliver to the Issuer such information as is reasonably requested in the Closing Notice in order for the Issuer to issue the Convertible Notes and deliver these through the facilities of The Depository Trust Company (“DTC”) to Subscriber or its nominee, including, without limitation, a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, at the Closing, (i) the Purchase Price shall be released from escrow automatically, and without further action by the Subscriber or the Issuer and (ii) the Issuer shall use commercially reasonable best efforts to deliver to Subscriber or its nominee the Convertible Notes in book entry form through the facilities of DTC. In the event that the consummation of the Transaction does not occur within five (5) Business Days after the anticipated Closing Date specified in the Closing Notice (the “Closing Outside Date”), unless otherwise agreed to in writing by the Issuer and Subscriber, the Issuer shall promptly (but in no event later than five (5) Business Days after the Closing Outside Date) return the funds so delivered by Subscriber by wire transfer in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Convertible Note Subscription Agreement is terminated in accordance with Section 6 herein, Subscriber shall remain obligated (A) to redeliver funds to the Issuer following the Issuer’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2. For the purposes of this Convertible Note Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

(c)            The Closing shall be subject to the satisfaction or valid waiver by each of the parties hereto of the conditions that, on the Closing Date:

(i)	no suspension of the offering or sale or trading of the Common Shares (as defined below) in any applicable jurisdiction, or initiation or threatening in writing of any proceedings for any such purposes, shall be deemed to have occurred and be continuing and the Underlying Shares (as defined below) shall have been approved for listing on the New York Stock Exchange (the “NYSE”), NYSE American Exchange (“NYSE American”) or the Nasdaq Capital Market LLC (“Nasdaq”), subject to official notice of issuance;

(ii)	all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction pursuant to the Transaction Agreement or by the Closing itself, but subject to their satisfaction or valid waiver at the closing of the Transaction), and the closing of the Transaction shall occur substantially concurrently with or immediately following the Closing; and

(iii)	no court of competent jurisdiction shall have issued, enforced or entered any judgment or order which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby.

(d)            In addition to the conditions set forth in Section 2(c), the obligation of the Issuer and IRIS to consummate the Closing shall be subject to the satisfaction or valid waiver by the Issuer of the additional conditions that, on the Closing Date:

(i)	all representations and warranties of Subscriber contained in this Convertible Note Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date;

(ii)	Subscriber shall have performed, satisfied or complied with, in each case, in all material respects, all covenants and agreements required by this Convertible Note Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii)	the Convertible Note shall have been executed and delivered by Subscriber;

(iv)	the Registration Rights Agreement shall have been executed and delivered by Subscriber; and

(v)	the Issuer and IRIS shall have received a certificate signed by an officer of Subscriber, dated the Closing Date, in which such officer shall state that the conditions set forth in Section 2(d)(i) and Section 2(d)(ii) are satisfied as of the Closing Date.

(e)            In addition to the conditions set forth in Section 2(c), the obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Closing Date:

(i)	all representations and warranties of the Issuer and IRIS contained in this Convertible Note Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Issuer or IRIS Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (unless they specifically speak as of an earlier date, in which case they shall be true and correct in all material respects (other than representations and warranties that are qualified as to Issuer or IRIS Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date), other than, in each case, failures to be true and correct that would not result, individually or in the aggregate, in an Issuer or IRIS Material Adverse Effect;

(ii)	the Issuer and IRIS shall have performed, satisfied or complied with, in each case, in all material respects, all covenants and agreements required by this Convertible Note Subscription Agreement to be performed, satisfied or complied with by them at or prior to the Closing; provided, that this condition shall be deemed satisfied unless written notice of such noncompliance is provided by Subscriber to the Issuer and IRIS and the Issuer and IRIS fail to cure such noncompliance in all material respects within five (5) Business Days of receipt of such notice;

(iii)	the Transaction Agreement (as the same exists on the date of this Convertible Note Subscription Agreement) shall not have been amended, modified or waived by the Issuer in a manner that would materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Convertible Note Subscription Agreement;

(iv)	the Convertible Note shall have been executed and delivered by the Issuer;

(v)	the Registration Rights Agreement (as defined below) shall have been executed and delivered by the Issuer;

(vi)	the Issuer and IRIS shall not have entered into any other convertible note subscription agreement (“Other Subscription Agreement”) with a lower purchase price per $1,000 principal amount of the convertible notes or other terms (economic or otherwise) substantially more favorable to such other subscriber or investor (“Other Subscriber”) than as set forth in this Convertible Note Subscription Agreement other than any other agreement contemplated by the Transaction Agreement or as otherwise disclosed to the Subscriber unless Subscriber has been offered substantially similar benefits;

(vii)	the Subscriber shall have received a certificate signed by an officer of the Issuer, dated the Closing Date, in which such officer shall state that the conditions set forth in Section 2(e)(i) and Section 2(e)(ii) are satisfied as of the Closing Date.

(f)            Prior to or at the Closing, Subscriber shall deliver all such other information and shall take all such actions as is reasonably requested by the Issuer in order for the Issuer to deliver the Convertible Notes to Subscriber or its nominee.

Section 3.         Issuer and IRIS Representations and Warranties. The Issuer and IRIS severally, and not jointly, represent and warrant to Subscriber that:

(a)            Each of the Issuer and IRIS (i) is duly organized, validly existing and at the time of the Closing in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Convertible Note Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have an Issuer or IRIS Material Adverse Effect. For purposes of this Convertible Note Subscription Agreement, an “Issuer or IRIS Material Adverse Effect” means an event, change, development, occurrence, condition or effect which would have a material adverse effect on the business, financial condition or results of operations of the Issuer or IRIS and their subsidiaries, taken as a whole on a consolidated basis (for such purposes, after giving effect to the consummation of the transactions hereunder and under the Transaction Agreement), or prevents or materially impairs the ability of the Issuer to timely perform its obligations under this Convertible Note Subscription Agreement or the Transaction Agreement, including the issuance and sale of the Convertible Notes.

(b)            The shares of the Issuer’s Common Stock, par value $0.0001 per share (the “Common Shares”), (if any) issuable upon conversion of the Convertible Notes (the “Underlying Shares”) are duly authorized, reserved and, when issued upon conversion of the Convertible Notes, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under the Issuer’s organizational documents (as adopted on or prior to the Closing Date), by any contract to which the Issuer is a party or by which it is bound, or under the laws of its jurisdiction of incorporation.

(c)            This Convertible Note Subscription Agreement has been duly authorized, executed and delivered by the Issuer and IRIS, and assuming the due authorization, execution and delivery of the same by Subscriber, this Convertible Note Subscription Agreement constitutes the valid and legally binding obligation of the Issuer and IRIS, enforceable against the Issuer and IRIS in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies. The Convertible Notes have been duly authorized by all necessary corporate action of the Issuer and, on the Closing Date, the Convertible Note will be duly authorized, executed and delivered by the Issuer. When issued and sold against receipt of the consideration therefor, the Convertible Notes will be valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by the availability of equitable remedies.

(d)            The execution and delivery of this Convertible Note Subscription Agreement, the Convertible Note and the Registration Rights Agreement, the issuance and sale of the Convertible Notes and the compliance by the Issuer with all of the provisions of this Convertible Note Subscription Agreement, the Convertible Note and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of: (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, in each case, that would reasonably be expected to have an Issuer or IRIS Material Adverse Effect or materially affect the validity of the Convertible Notes or the legal authority of the Issuer to comply in all material respects with the terms of this Convertible Note Subscription Agreement or the Convertible Note (as the case may be); (ii) the organizational documents of the Issuer and IRIS; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have an Issuer or IRIS Material Adverse Effect or materially affect the validity of the Convertible Notes or the legal authority of the Issuer and IRIS to comply in all material respects with the terms of this Convertible Note Subscription Agreement or the Convertible Note (as the case may be), except for (A) requirements or regulations in connection with the issuance of the Underlying Shares (if any) upon the conversion of the Convertible Notes, including the filing of a supplemental listing application with Nasdaq, NYSE American or NYSE, (B) any required filings pursuant to the Exchange Act (as defined below) or the rules of the SEC or NYSE, NYSE American or Nasdaq or (C) as have been obtained prior to the date of this Convertible Note Subscription Agreement.

(e)           Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4 of this Convertible Note Subscription Agreement, the Issuer and IRIS are not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Convertible Note Subscription Agreement (including, without limitation, the issuance of the Convertible Notes and the Underlying Shares (if any)), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to Section 5 below, (iii) those required by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) or Nasdaq, NYSE American or NYSE (as applicable), including with respect to obtaining stockholder approval, (iv) those required to consummate the Transaction as provided under the Transaction Agreement, (v) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vi) the failure of which to obtain would not be reasonably likely to have an Issuer or IRIS Material Adverse Effect.

(f)            Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Convertible Note Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Convertible Notes by the Issuer to Subscriber and issuance of the Underlying Shares (if any) to Subscriber, and the Convertible Notes and the Underlying Shares (if any) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(g)           Neither the Issuer, IRIS nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Convertible Notes.

(h)           The Issuer and IRIS have not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Convertible Note Subscription Agreement for which Subscriber could become liable.

(i)            As of their respective dates, or, if amended or restated, as of the date of such amendment or restatement, all reports required to be filed by IRIS with the SEC prior to the date of this Convertible Note Subscription Agreement (the “SEC Reports”) complied as to form in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. On April 12, 2021, the staff of the SEC (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPAC”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheets as opposed to equity. Following review of the SEC Staff Statement, IRIS reevaluated the accounting treatment of its warrants as equity, and concluded that, based on the SEC Staff Statement, the warrants should be, and should previously have been, classified as derivative liabilities measured at fair value, resulting in the Issuer restating certain previously filed financial statements of the Issuer as described in the SEC Reports. Except as set forth herein, the financial statements of the IRIS included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of IRIS as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Other than comments in comment letters received after the date hereof that relate to the proxy proposal to extend the time for IRIS to complete a business combination and the adjournment of the special meeting of stockholders to vote on such proposal, there are no outstanding or unresolved comments in comment letters received by the IRIS from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

(j)            As of the date hereof, the issued and outstanding Class A Common Shares of IRIS are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on Nasdaq under the symbol “IRAA” (it being understood that the trading symbol will be changed in connection with the Transaction). Except as disclosed in the SEC Reports, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer or IRIS, threatened against the Issuer or IRIS by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of IRIS’s shares on Nasdaq or to deregister the shares under the Exchange Act. As of the date hereof, IRIS has taken no action that is designed to terminate the registration of its shares under the Exchange Act (it being understood that upon the closing of the Transaction, registration of IRIS’s shares will be terminated).

(k)           Other than the Other Subscription Agreements (if any), subscription agreements entered into on the date hereof with respect to the purchase and sale of the Issuer’s Common Shares, the Transaction Agreement and any other agreement contemplated by the Transaction Agreement or as otherwise disclosed to the Subscriber, IRIS and the Issuer have not entered into any side letter or similar agreement with any Other Subscriber or any other investor in connection with such Other Subscriber’s or investor’s direct or indirect investment in IRIS or the Issuer (other than any side letter or similar agreement relating to the transfer to any investor of (i) securities of the Issuer or IRIS by existing securityholders of the Issuer or IRIS, which may be effectuated as a forfeiture to the Issuer or IRIS and reissuance, or (ii) securities to be issued pursuant to the Transaction Agreement). No Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Subscriber than Subscriber hereunder, and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Convertible Note Subscription Agreement.

(l)            Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, an Issuer or IRIS Material Adverse Effect, as of the date of this Convertible Note Subscription Agreement, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Issuer or IRIS, threatened against the Issuer or IRIS, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer or IRIS.

(n)           The Issuer and IRIS are in compliance with all applicable laws, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, an Issuer or IRIS Material Adverse Effect. Neither IRIS nor the Issuer has received any written communication from a governmental entity alleging that IRIS or the Issuer is not in compliance with or is in default or violation of any applicable law, except where such noncompliance, default or violation would not, individually or in the aggregate, reasonably be expected to have an Issuer or IRIS Material Adverse Effect. As of the date hereof , the authorized capital stock of IRIS is 301,000,000 shares, consisting of (a) 280,000,000 Class A Common Shares , par value $0.0001 per share (the “Class A Common Shares”), (b) 20,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Shares”), and (c) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Shares”). As of the date hereof: (i) no Preferred Shares are issued and outstanding; (ii) 27,600,000 Class A Common Shares are issued and outstanding; (iii) 6,900,000 shares of Class B Common Shares are issued and outstanding; (iv) 5,013,333 warrants to purchase 5,013,000 Class A Common Shares (the “Private Placement Warrants”) are outstanding; and (v) 6,900,000 warrants to purchase 6,900,000 Class A Common Shares (the “Public Warrants”) are outstanding. All (A) issued and outstanding Class A Common Shares and Class B Common Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (B) outstanding Private Placement Warrants and Public Warrants have been duly authorized and constitutes the valid and legally binding obligation of IRIS, enforceable against IRIS in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies. Except as set forth above and pursuant to the Transaction Agreement, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from IRIS any Class A Common Shares or Class B Common Shares, or any other equity interests in IRIS, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, the authorized capital stock of the Issuer is 1,000 shares, consisting of 1,000 Common Shares. As of the date hereof, there are 100 Common Shares of Issuer issued and outstanding, all of which are issued to Chris Kim. Except as set forth above, and pursuant to the Other Subscription Agreements, the Convertible Note Subscription Agreements and the Transaction Agreement, as of the date hereof , there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any Common Shares or any other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests.

(o)           The Issuer is not, and immediately after receipt of payment for the Convertible Notes will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(p)           The operations of IRIS and the Issuer and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where IRIS, the Issuer or any of their subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving IRIS, the Issuer or any of their subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened.

(q)           Neither the Issuer, IRIS nor any of their subsidiaries nor, to the knowledge of the Issuer or IRIS, any director, officer, agent, employee or affiliate of the Issuer, IRIS or any of their subsidiaries is an individual or entity (a “Person”) that is, or is owned or controlled by a Person that is, currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty's Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Issuer or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”). Since the Issuer’s inception, the Issuer and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

Section 4.         Subscriber Representations and Warranties. Subscriber represents and warrants to the Issuer and IRIS that:

(a)           Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Convertible Note Subscription Agreement.

(b)           This Convertible Note Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Issuer, this Convertible Note Subscription Agreement constitutes the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c)           The execution and delivery of this Convertible Note Subscription Agreement, the purchase of the Convertible Notes and the compliance by Subscriber with all of the provisions of this Convertible Note Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of: (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Convertible Note Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Convertible Notes and payment of the Purchase Price therefor.

(d)           Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) in each case, satisfying the applicable requirements set forth on Annex B, (ii) is acquiring the Convertible Notes and the Underlying Shares (if any) only for its own account and not for the account of others, or if Subscriber is subscribing for the Convertible Notes and the Underlying Shares (if any) as a fiduciary or agent for one or more investor accounts, each owner of such account is an accredited investor, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgments, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Convertible Notes and the Underlying Shares (if any) with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Annex B). Subscriber is not an entity formed for the specific purpose of acquiring the Convertible Notes and the Underlying Shares (if any), unless such newly formed entity is an entity in which all of the investors are institutional accredited investors and is an “institutional account” as defined by FINRA Rule 4512(c).

(e)            Subscriber understands that the Convertible Notes and the Underlying Shares (if any) are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Convertible Notes and the Underlying Shares (if any) have not been registered under the Securities Act. Subscriber understands that the Convertible Notes and the Underlying Shares (if any) may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except in accordance with the legend applicable to the Convertible Notes and the Underlying Shares (if any), as set forth in the Convertible Note, and as a result of these transfer restrictions, Subscriber may not be able to readily resell the Convertible Notes and the Underlying Shares (if any) and may be required to bear the financial risk of an investment in the Convertible Notes and the Underlying Shares (if any) for an indefinite period of time. Subscriber acknowledges and agrees that the Convertible Notes and the Underlying Shares (if any) will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year from the filing of “Form 10 information” with the Commission after the Closing Date. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Convertible Notes and the Underlying Shares (if any).

(f)            Subscriber understands and agrees that Subscriber is purchasing the Convertible Notes and the Underlying Shares (if any) directly from the Issuer. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Issuer, IRIS, Liminatus or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer expressly set forth in this Convertible Note Subscription Agreement, and Subscriber hereby represents and warrants that it is relying exclusively on Subscriber’s own sources of information, investment analysis and due diligence (including professional advice such Subscriber deems appropriate) with respect to this offering of the Convertible Notes and the Underlying Shares (if any), and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer, IRIS and Liminatus, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Subscriber acknowledges that certain information provided to Subscriber was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(g)            Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in equity transactions that are not registered under the Securities Act, and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating our participation in the purchase of the Convertible Notes and the Underlying Shares (if any). Accordingly, Subscriber understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(h)            Subscriber is aware that the sale to it is being made in reliance on a private placement exemption from registration under the Securities Act and is acquiring the Convertible Notes and the Underlying Shares (if any) for its own account or for an account over which Subscriber exercises sole discretion for another qualified institutional buyer or institutional accredited investor.

(i)            In making its decision to purchase the Convertible Notes and the Underlying Shares (if any), Subscriber has relied solely upon independent investigation made by Subscriber and the Issuer’s and IRIS’s representations and warranties in Section 3. Subscriber acknowledges and agrees that Subscriber has received, and has had an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Convertible Notes and the Underlying Shares (if any), including with respect to the Issuer, IRIS and their subsidiaries and the Transaction. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Convertible Notes and the Underlying Shares (if any). Without limiting the generality of the foregoing, Subscriber acknowledges that it has reviewed IRIS’s filings with the Commission and any disclosure documents provided by or on behalf of IRIS and the Issuer in connection with the Subscription.

(j)            Subscriber became aware of this offering of the Convertible Notes and the Underlying Shares (if any) solely by means of direct contact between Subscriber and the Issuer, IRIS or their respective representatives or affiliates, and the Convertible Notes and the Underlying Shares (if any) were offered to Subscriber solely by direct contact between Subscriber and the Issuer, IRIS or their respective representatives or affiliates. Subscriber did not become aware of this offering of the Convertible Notes and the Underlying Shares (if any), nor were the Convertible Notes and the Underlying Shares (if any) offered to Subscriber, by any other means. Subscriber acknowledges and agrees that the Convertible Notes and the Underlying Shares (if any) (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(k)           Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Convertible Notes and the Underlying Shares (if any) and that it is able to fend for itself in the transactions contemplated by this Convertible Note Subscription Agreement. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Convertible Notes and the Underlying Shares (if any), and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber acknowledges and agrees that neither the Issuer nor any of its affiliates has provided any tax advice to Subscriber or made any representations or warranties or guarantees to Subscriber regarding the tax treatment of its investment in the Convertible Notes and the Underlying Shares (if any).

(l)            Subscriber has analyzed and considered the risks of an investment in the Convertible Notes and the Underlying Shares (if any) and determined that the Convertible Notes and the Underlying Shares (if any) are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

(m)          Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Convertible Notes and the Underlying Shares (if any) or made any findings or determination as to the fairness of this investment.

(n)           Subscriber acknowledges that certain of the financial information provided to Subscriber with respect to Liminatus, which was prepared by, or on behalf of, Liminatus has not been audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) and such financial information may differ after being subject to such an audit, in which form it is expected to be presented in a proxy statement and/or other filings with the SEC.

(o)           Subscriber is not, and is not owned or controlled by or acting on behalf of (in connection with the Transaction), a Sanctioned Person. Subscriber is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that it maintains, to the extent required, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons and to ensure that the funds held by Subscriber and used to purchase the Convertible Notes are derived from lawful activities. For purposes of this Convertible Note Subscription Agreement, “Sanctioned Person” means at any time any person or entity: (a) listed on any Sanctions-related list of designated or blocked or restricted persons; (b) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (as of the date of this Convertible Note Subscription Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region); or (c) owned or controlled by or acting on behalf of any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (b) the European Union and enforced by its member states, (c) the United Nations, and (d) His Majesty’s Treasury.

(p)           Subscriber represents and warrants that neither Subscriber nor any of its subsidiaries, nor any director, officer, or employee of any of Subscriber or any of its subsidiaries nor, to the knowledge of any of Subscriber, any agent, affiliate that is controlled by Subscriber or any of its subsidiaries, or other person associated with or acting on behalf of any of Subscriber or any of its subsidiaries, has: (A) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transactions provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) it has not relied on the Issuer or any of its affiliates (the “Transaction Parties”) as the Plan’s fiduciary or for advice, with respect to its decision to acquire and hold the Convertible Notes and the Underlying Notes (if any), and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Convertible Notes and the Underlying Shares (if any) and (ii) none of the acquisition, holding and/or transfer or disposition of the Convertible Notes and the Underlying Shares (if any) will result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or any similar law or regulation.

(q)           Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 2.

(r)            No broker or finder is entitled to any brokerage or finder’s fee or commission payable by Subscriber solely in connection with the sale of the Convertible Notes to Subscriber based on any arrangement entered into by or on behalf of Subscriber.

Section 5.         Registration of Underlying Shares.

(a)            At the Closing, the Issuer, the Subscriber and certain other persons shall execute and deliver the Registration Rights Agreement, pursuant to which, among other things, the Issuer shall agree under certain circumstances to register the resale of the Subscribed Shares, under the Securities Act, and the rules and regulations promulgated thereunder.

Section 6          Covenants.

(a)            Use of Proceeds. The Issuer shall apply the net proceeds received pursuant to this Subscription Agreement and the Other Subscription Agreements in compliance with all applicable laws including, but not limited to, Anti-Money Laundering Laws. The Issuer will not directly or indirectly use the proceeds received pursuant to this Subscription Agreement or the Other Subscription Agreements, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities or business in any Sanctioned Country or (iii) in any other manner that would reasonably be expected to result in a violation by any Person of Sanctions.

Section 7          Termination. This Convertible Note Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is validly terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of all parties hereto to terminate this Convertible Note Subscription Agreement or (c) by written notice from Subscriber given any time on or after September 30, 2023, if the Closing has not occurred by such date and the terminating party’s breach was not the primary reason the Closing failed to occur by such date, (the termination events described in clauses (a)–(c) above, collectively, the “Termination Events”); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination or common law intentional fraud in the making of any representation or warranty hereunder, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach or fraud. The Issuer shall notify Subscriber of the termination of the Transaction Agreement promptly after the termination thereof. Upon the occurrence of any Termination Event, except as set forth in the proviso to the first sentence of this Section 7, this Convertible Note Subscription Agreement shall be void and of no further effect and any portion of the Purchase Price paid by Subscriber to the Issuer in connection herewith shall promptly (and in any event within one Business Day) following the Termination Event be returned to Subscriber.

Section 8.         Trust Account Waiver. Reference is made to the final prospectus of IRIS dated as of March 4, 2021 and filed by IRIS with the SEC (File No. 333-252413) on March 8, 2021 (the “Prospectus”). Subscriber has reviewed the Prospectus and acknowledges that IRIS has established the trust account described in the Prospectus (the “Trust Account”) for the benefit of the public stockholders (the “Public Stockholders”) and the underwriters (“Underwriters”) of IRIS’s initial public offering (“IPO”) and that, except for certain exceptions described in the Prospectus, IRIS may disburse monies from the trust account only: (i) to the Public Stockholders in the event of the redemption of their shares or the liquidation of IRIS; (ii) to IRIS and the Underwriters after the consummation of a business combination, as described in the Prospectus (a “Business Combination”), (iii) to the Public Stockholders in the event IRIS does not consummate a Business Combination within twenty-four (24) months after the closing of the initial public offering, or (iv) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay any taxes and up to $100,000 in dissolution expenses. Subscriber hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (a “Claim”) and hereby waives any Claim it may have now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with IRIS or makes any Claim against the Trust Account for any reason whatsoever. Subscriber agrees and acknowledges that such irrevocable waiver is material to this Convertible Note Subscription Agreement and specifically relied upon by IRIS and the Issuer and their representatives to induce the Issuer and IRIS to enter into this Convertible Note Subscription Agreement, and Subscriber further intends and understands such waiver to be valid, binding and enforceable against Subscriber and each of its representatives under applicable law. To the extent Subscriber or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to IRIS or its representatives, which proceeding seeks, in whole or in part, monetary relief against IRIS or its representatives, Subscriber hereby acknowledges and agrees that its and its representatives and affiliates’ sole remedy shall, except as may be set forth in any definitive agreement, be against funds held outside of the Trust Account and that such Claim shall not permit Subscriber, or its representatives or affiliates or shareholders (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account or any amounts contained therein.

Section 9          [RESERVED].

Section 10.       Miscellaneous.

(a)            All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient, (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address or electronic mail address, as applicable, specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 10(a).

(b)            Subscriber acknowledges that the Issuer and IRIS will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Convertible Note Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Issuer and IRIS if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case Subscriber shall notify the Issuer and IRIS if they are no longer accurate in any respect). Subscriber acknowledges and agrees that the purchase by Subscriber of Convertible Notes from the Issuer at Closing will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by Subscriber as of the time of such purchase. The Issuer acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Convertible Note Subscription Agreement. Prior to the Closing, the Issuer and IRIS agrees to promptly notify Subscriber if they becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Issuer or IRIS set forth herein are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case Subscriber shall notify the Issuer and IRIS if they are no longer accurate in any respect).

(c)            Each of the Issuer, IRIS, Liminatus and Subscriber is irrevocably authorized to produce this Convertible Note Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d)            Subscriber shall pay all of its own expenses in connection with this Convertible Note Subscription Agreement and the transactions contemplated herein.

(e)            Neither this Convertible Note Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Convertible Notes acquired hereunder) may be transferred or assigned. Neither this Convertible Note Subscription Agreement nor any rights that may accrue to the Issuer hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Issuer may transfer the Convertible Note Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transaction and exclusively to another entity controlling, under the control of, or under common control with, the Issuer). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Convertible Note Subscription Agreement to one or more of its affiliates or equity holders (including other investment funds or accounts managed or advised by the Subscriber or investment manager who acts on behalf of Subscriber or an affiliate thereof) or, with the Issuer’s prior written consent, to another person, provided that (i) such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment and (ii) no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations.

(f)            All the agreements, representations and warranties made by each party hereto in this Convertible Note Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transaction, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transaction and remain in full force and effect.

(g)            The Issuer may request from Subscriber such additional information as the Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Convertible Notes and to register the Underlying Shares (if any) for resale, and Subscriber shall provide such information as may be reasonably requested. Subscriber acknowledges that subject to the conditions set forth in Section 10(t), the Issuer and IRIS may file a copy of this Convertible Note Subscription Agreement with the Commission as an exhibit to a periodic report of the Issuer or a registration statement of the Issuer or IRIS.

(h)            This Convertible Note Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto; provided, further, that no amendment, modification or waiver of the provisions of this Convertible Note Subscription Agreement shall be effective without the consent of Liminatus (other than amendments, modifications or waivers that (i) are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Convertible Note Subscription Agreement or (ii) would not increase conditionality or impose any new obligation on Liminatus, or reduce the principal amount of Convertible Notes hereunder), which consent shall not be unreasonably withheld, conditioned or delayed.

(i)             This Convertible Note Subscription Agreement, together with the form of Convertible Note and the Registration Rights Agreement attached hereto, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(j)             Except as otherwise provided herein (including the next sentence hereof), this Convertible Note Subscription Agreement is intended for the benefit of the parties hereto and their respective affiliates and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in Section 8, Section 10(c), Section 10(h) and this Section 10(j), this Convertible Note Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third-party beneficiaries of this Convertible Note Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions. Each of the Issuer and Subscriber further acknowledges and agrees that Liminatus is an express third-party beneficiary of Section 7, Section 10(h) and this Section 10(j).

(k)            The parties hereto acknowledge and agree that (i) this Convertible Note Subscription Agreement is being entered into in order to induce the Issuer and IRIS to execute and deliver the Transaction Agreement and (ii) irreparable damage would occur in the event that any of the provisions of this Convertible Note Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Convertible Note Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Issuer shall be entitled to specifically enforce Subscriber’s obligations to fund the Purchase Price and the provisions of the Convertible Note Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 10(k) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. In connection with any proceeding for which the Issuer or IRIS is being granted an award of money damages, Subscriber agrees that such damages, to the extent payable by Subscriber, shall include, without limitation, damages related to the consideration that is or was to be paid to the Issuer or IRIS under the Transaction Agreement and/or this Convertible Note Subscription Agreement and such damages are not limited to an award of out-of-pocket fees and expenses related to the Transaction Agreement and this Subscription Agreement.

(l)             In any dispute arising out of or related to this Convertible Note Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and external attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Convertible Note Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and external attorneys’ fees reasonably incurred and documented by the prevailing party in connection with the adjudication and the enforcement of its rights under this Convertible Note Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

(m)           If any provision of this Convertible Note Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Convertible Note Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(n)            No failure or delay by a party hereto in exercising any right, power or remedy under this Convertible Note Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Convertible Note Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Convertible Note Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(o)            This Convertible Note Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement. This Convertible Note Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state. EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT.

(p)            The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Convertible Note Subscription Agreement must be brought exclusively in the United States District Court for the Southern District of New York, the Supreme Court of the State of New York and the federal courts of the United States of America located in the State of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Convertible Note Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 10(a) of this Convertible Note Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(q)            This Convertible Note Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Convertible Note Subscription Agreement, or the negotiation, execution or performance of this Convertible Note Subscription Agreement, may only be brought against the entities that are expressly named as parties or third-party beneficiaries hereto and then only with respect to the specific obligations set forth herein with respect to such party or third-party beneficiary. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Convertible Note Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

(r)             IRIS shall, by 9:00 a.m., New York City time, on the fourth (4th) Business Day immediately following the date of this Convertible Note Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the Transaction. Upon the issuance of the Disclosure Document, to the Issuer’s knowledge, Subscriber shall not be in possession of any material, nonpublic information regarding the Issuer received from the Issuer or any of its officers, directors, or employees or agents, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with IRIS, the Issuer or any of their respective affiliates in connection with the Transaction; provided, that the foregoing shall not apply to the extent that Subscriber or any of its affiliates are an investor in Liminatus as of the date hereof. Notwithstanding anything in this Convertible Note Subscription Agreement to the contrary, IRIS (i) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any press release, without the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of Subscriber and (ii) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of Subscriber, except as required in connection with any registration statement to be filed pursuant to the Registration Rights Agreement, by the federal securities law, the SEC, any regulatory agency or under the regulations of Nasdaq, NYSE American or NYSE, as applicable. Subscriber will promptly provide any information reasonably requested by the Issuer or any of its affiliates for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the Commission).

(s)            The obligations of Subscriber under this Convertible Note Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Convertible Note Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Convertible Notes pursuant to this Convertible Note Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Convertible Note Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Convertible Notes and the Underlying Shares (if any) or enforcing its rights under this Convertible Note Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Convertible Note Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(t)            Subscriber hereby acknowledges and agrees that it will not, nor will any person acting at Subscriber’s direction or pursuant to any understanding with Subscriber, directly or indirectly offer, sell, pledge, contract to sell, sell any option, engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act of the Convertible Notes until ninety (90) days following the closing of the Transaction (or such earlier termination of this Convertible Note Subscription Agreement in accordance with its terms). For the avoidance of doubt, this Section 10(v) shall not apply to any sale (including the exercise of any redemption right) of securities of the Issuer (i) held by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates prior to the execution of this Convertible Note Subscription Agreement or (ii) purchased by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates in open market transactions after the execution of this Convertible Note Subscription Agreement. Notwithstanding the foregoing, (a) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Convertible Note Subscription Agreement or of Subscriber’s participation in the subscription (including Subscriber’s controlled affiliates and/or affiliates) from entering into any short sales and (b) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Common Shares covered by this Convertible Note Subscription Agreement.

(u)            Except as otherwise provided in the Registration Rights Agreement, each of Subscriber and the Issuer shall pay all of its own expenses in connection with this Convertible Note Subscription Agreement and the transactions contemplated herein.

[Signature pages follow]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Convertible Note Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

IRIS ACQUISITION CORP.

By:	/s/ Sumit Mehta
Name: Sumit Mehta
Title: Chief Executive Officer

Address:
2700 19th Street San Francisco, CA 94110 Attn: Sumit Mehta

IRIS PARENT HOLDING CORP.

By:	/s/ Chris Kim
Name: Chris Kim
Title: CEO, Secretary and Treasurer

SUBSCRIBER SIGNATURE:

By:	/s/ Kyeong Hoon
Name: Kyeong Hoon
Title: CEO

Address for Notices:

Name in which shares are to be registered:

Principal Amount of Convertible Notes subscribed for (100% issue price):	$25,000,000

Aggregate Purchase Price:	$25,000,000

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Issuer specified by the Issuer in the Closing Notice.

[Signature Page to Convertible Note Subscription Agreement]

ANNEX A

FORM OF THE CONVERTIBLE NOTE

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This page should be completed by Subscriber
and constitutes a part of the Convertible Note Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

OR

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

***AND***

C.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Subscriber and under which the Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000 or if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940,

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

ANNEX B

REGISTRATION RIGHTS AGREEMENT